EXHIBIT 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

         The undersigned, Albert G. Lowenthal, Chairman and Chief Executive Officer, and Elaine K. Roberts, President and Chief Financial Officer, of Oppenheimer Holdings Inc. (the "Company"), each hereby certifies that to his/her knowledge the Quarterly Report on Form 10-Q for the period ended June 30, 2008 of the Company filed with the Securities and Exchange Commission on the date hereof  (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period specified.

         Signed at the New York, New York, August 6, 2008.

        “A.G. Lowenthal”

       Albert G. Lowenthal

       Chairman and Chief Executive Officer

       “E.K. Roberts”

                                                           Elaine K. Roberts

       President and Chief Financial Officer